================================================================================

      As filed with the Securities and Exchange Commission on April 3, 1998

                                             REGISTRATION NO. 333-______________

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                              --------------------

                                    FORM S-8

                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                              --------------------

                             HEALTHSOUTH CORPORATION
             (Exact Name of Registrant as Specified in its Charter)

                              --------------------

          DELAWARE                                      63-0860407
(State or Other Jurisdiction             (I.R.S. Employer Identification Number)
of Incorporation or Organization)

               ONE HEALTHSOUTH PARKWAY, BIRMINGHAM, ALABAMA 35243
               (Address of Principal Executive Offices) (Zip Code)

                             1995 STOCK OPTION PLAN
                            (Full Title of the Plan)


            RICHARD M. SCRUSHY                                     Copy to:                                     Copy to:
           Chairman of the Board
        and Chief Executive Officer                         WILLIAM W. HORTON, ESQ.                F. HAMPTON MCFADDEN, JR., ESQ.
          HEALTHSOUTH Corporation                 Senior Vice President and Corporate Counsel     Haskell Slaughter & Young, L.L.C.
          One HealthSouth Parkway                           HEALTHSOUTH Corporation               Suite 1200, AmSouth/Harbert Plaza
         Birmingham, Alabama 35243                          One HealthSouth Parkway                    1901 Sixth Avenue North
  (Name and address of agent for service)                 Birmingham, Alabama  35243                 Birmingham, Alabama  35202
              (205) 967-7116                                    (205) 967-7116                               (205) 251-1000
(Telephone number, including area code, of agent for service)

                                                        --------------------

                                  APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
                            AS SOON AS PRACTICABLE AFTER EFFECTIVE DATE OF THIS REGISTRATION STATEMENT.


                                                  CALCULATION OF REGISTRATION FEE
====================================================================================================================================
  TITLE OF               AMOUNT TO BE        PROPOSED MAXIMUM        PROPOSED MAXIMUM                  AMOUNT OF
 SECURITIES              REGISTERED(1)       OFFERING PRINCE        AGGREGATE OFFERING                REGISTRATION
TO BE REGISTERED                              PER SHARE (2)             PRICE (2)                        FEE (2)
------------------------------------------------------------------------------------------------------------------------------------
Common Stock, Par
Value $.01 Per Share      3,570,915 shares           N/A                $99,427,665                      $29,331.16
====================================================================================================================================
(1)   3,570,915  shares of the Common Stock of  HEALTHSOUTH  Corporation  (the  "Company")  in the  above-referenced  plan are being registered in this  Registration  Statement.  An additional  3,653,548  shares of the Company's Common Stock (adjusted to give effect to the two-for-one stock split of the Company's Common Stock effected on March 17, 1997), also issuable pursuant to the above-referenced  plan, were previously  registered on Registration  Statement No. 333-2221,  for which registration fees have previously been paid.
(2)   In accordance  with Rule 457(h)  promulgated  under the Securities Act of 1933, the maximum  aggregate  offering price and the registration  fee are based on a price of $27.84375 per share,  which represents the average of the high and low prices for the shares of HEALTHSOUTH Common Stock as reported on the New York Stock Exchange on March 30, 1998.


                                EXPLANATORY NOTE

         This Registration Statement is being filed pursuant to Instruction E of Form S-8, promulgated pursuant to the Securities Act of 1933, as amended, to register an additional 3,570,915 shares of the Common Stock of HEALTHSOUTH Corporation issuable pursuant to its 1995 Stock Option Plan, and includes the Registration Statement facing page, this page, the signature page, an Exhibit Index, an Exhibit 5 Legal Opinion and an accountant's consent. Pursuant to Instruction E, the content of the Company's Registration Statement on Form S-8 (No. 333-2221), including the exhibits thereto, are incorporated by reference into this Registration Statement.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Birmingham, State of Alabama, on April 3, 1998.

                                                     HEALTHSOUTH CORPORATION

                                                     By:/s/ RICHARD M. SCRUSHY
                                                        ----------------------
                                                            Richard M. Scrushy
                                                         Chairman of the Board
                                                   and Chief Executive Officer

         KNOW ALL MEN BY THESE PRESENTS, that each person whose name appears below constitutes and appoints Richard M. Scrushy and Michael D. Martin, and each of them, his attorney-in-fact, with power of substitution for him or her in any and all capacities, to sign any amendments, supplements, subsequent registration statements relating to the offering to which this statement relates, or other instruments he or she deems necessary or appropriate, and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact or his substitute may do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.



               Signature                                      Capacity                                Date

/s/       RICHARD M. SCRUSHY                            Chairman of the Board                     April 3, 1998
--------------------------------------               and Chief Executive Officer
         (Richard M. Scrushy)                               and Director


/s/        MICHAEL D. MARTIN                          Executive Vice President                    April 3, 1998
--------------------------------------          Chief Financial Officer and Treasurer
          (Michael D. Martin)                               and Director
                                                    (Principal Financial Officer)


/s/        WILLIAM T. OWENS                  Group Senior Vice President and Controller           April 3, 1998
--------------------------------------             (Principal Accounting Officer)
          (William T. Owens)


/s/       JOHN S. CHAMBERLIN                                  Director                            April 3, 1998
--------------------------------------
         (John S. Chamberlin)


/s/         C. SAGE GIVENS                                    Director                            April 3, 1998
--------------------------------------
           (C. Sage Givens)


/s/     CHARLES W. NEWHALL III                                Director                            April 3, 1998
--------------------------------------
       (Charle W. Newhall III)


/s/        GEORGE H. STRONG                                   Director                            April 3, 1998
--------------------------------------
          (George H. Strong)



/s/     PHILLIP C. WATKINS, M.D.                              Director                            April 3, 1998
--------------------------------------
     (Phillip C. Watkins, M.D.)


/s/        JAMES P. BENNETT                                   Director                            April 3, 1998
--------------------------------------
          (James P. Bennett)


/s/         LARRY R. HOUSE                                    Director                            April 3, 1998
--------------------------------------
           (Larry R. House)


/s/        ANTHONY J. TANNER                                  Director                            April 3, 1998
--------------------------------------
          (Anthony J. Tanner)


/s/         P. DARYL BROWN                                    Director                            April 3, 1998
--------------------------------------
           (P. Daryl Brown)


/s/         JOEL C. GORDON                                    Director                            April 3, 1998
--------------------------------------
           (Joel C. Gordon)


                                INDEX TO EXHIBITS

                                                                 Sequentially
    Exhibit No.                   Description                   Numbered Page
    ----------                    -----------                   -------------

         4 1995 Stock Option Plan, incorporated by reference from Exhibit (4)-1 to the Company's Registration Statement on Form S-8 (No. 333-2221) dated as of April 1, 1996

         5 Opinion of Haskell Slaughter & Young, L.L.C. as to the legality of the shares of HEALTHSOUTH Common Stock being registered

         23.1               Consent of Ernst & Young LLP

         23.2               Consent  of  Haskell   Slaughter  &  Young,   L.L.C.
                            (including in the opinion filed as Exhibit 5)

         24                 Powers of Attorney (see signature pages)